EXHIBIT 23A-
                     ARTICLES OF INCORPORATION OF REGISTRANT

                            ARTICLES OF INCORPORATION
                                       OF
                               GALILEO FUNDS, INC.

FIRST: The undersigned, Jacqueline M. Giles, whose post office address is 1013 Centre Road, Wilmington, DE 19805 being at least eighteen years of age, does hereby form a corporation under the General Laws of the State of Maryland.

SECOND:   The  name  of  the  corporation   (which  is  hereinafter  called  the
Corporation) is:

                  GALILEO FUNDS, INC.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Maryland, including to be a registered investment company

FOURTH: The post office address of the principal office of the Corporation in Maryland is 11 East Chase Street, Baltimore, MD 21202. The name and post office address of the resident agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, MD 21202. Said resident agent is a domestic corporation of the State of Maryland.

FIFTH: The total number of shares of stock that the Corporation has authority to issue is

         One Hundred Million (100,000,000) at 0.0001 par value

SIXTH: The number of directors of the Corporation shall be 1 which number may be increased or decreased pursuant to the by-laws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name
(s) of the director (s) who shall act until their successors are duly chosen and qualified is (are):

Marcel L. Engenheiro                1 Columbus Place, Suite S16-G
                                    New York, NY  10019


SEVENTH:  the duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation on July 13, 1999, and severally acknowledged the same to be my act.

                  /s/  Jacqueline M. Giles
                  ------------------------
                  Jacqueline M. Giles
                  Incorporator

                           ACTION OF SOLE INCORPORATOR
                               GALILEO FUNDS, INC.
                      -------------------------------------

     The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as director(s) of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                  MARCEL L. ENGENHEIRO

                                                 /s/ Jacqueline M. Giles
                                                 -----------------------
                                                 Jacqueline M. Giles
                                                 Incorporator

Dated:  July 15, 1999

jg

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                              ARTICLES OF AMENDMENT
                                       OF
                               GALILEO FUNDS, INC.

Galileo Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out ARTICLE SECOND and inserting in lieu thereof the following:


"SECOND: THE NAME OF THIS CORPORATION SHALL BE GEMINI FUNDS, INC."

SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

I, Marcel L. Engenheiro, certify under penalties of perjury that to the best of my knowledge, information and belief the foregoing resolution is true in all material respects.


By:  _____________________________
Marcel L. Engenheiro
President

Attested By:

--------------------------------
Marcel L. Engenheiro
Secretary